Exhibit 10.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

MEDOVEX, LLC

SECURED CONVERTIBLE PROMISSORY NOTE

$140,000.00	April 2, 2021

FOR VALUE RECEIVED, Medovex, LLC, a Delaware limited liability company (“Maker”), promises to pay to Medovex Corp., a Nevada corporation (“Holder”), the sum of One Hundred Forty Thousand and 00/100 Dollars ($140,000.00) (the “Principal Balance”), together with interest from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid Principal Balance at a rate equal to 8% per annum (subject to Section 16 below), compounding annually, computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be. This Note is issued pursuant to that certain Contribution Agreement, dated as of date hereof (the “Contribution Agreement”) between Maker and Holder.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. All capitalized terms used but not defined in this Note have the meanings given to them in the Contribution Agreement.

2. Maturity Date. Unless this Note is converted under Section 5 or prepaid in full pursuant to Section 4 or Section 6, the unpaid Principal Balance, together with any accrued but unpaid interest under this Note, shall be due and payable by Maker on the date that is the fifth (5th) anniversary of the date of this Note (the “Maturity Date”).

3. Demand; Payment of Principal and Interest. Holder may declare the entire Principal Balance, accrued and unpaid interest, and any amounts due and owing hereunder immediately due and payable by giving notice of demand for payment upon the earlier to occur of (a) an Event of Default or (b) the Maturity Date.

4. Optional Prepayment. Maker may, at any time and from time to time, prepay all or any portion of this Note without penalty or premium upon at least fifteen (15) days’ prior written notice to Holder. In connection with each prepayment of the Principal Balance, Maker shall also pay all accrued and unpaid interest on the Note.

5. Conversion.

(a) At any time following the 30 month anniversary of the Effective Date, if this Note is outstanding, Holder may upon written notice to Maker, elect to convert this Note into the number of Class C Units of Maker obtained by dividing the Principal Balance of this Note (together with accrued and unpaid interest thereon) by $1.00 (“Conversion Units”), provided the Holder may convert this Note into Conversion Units in connection with a Sale of the Company regardless of whether the 30-month anniversary of the Effective Date has occurred.

(b) Conversion Procedure. Upon the conversion of this Note, the Principal Balance, together with any accrued and unpaid interest thereon, shall be converted into Conversion Units held by Holder. Upon a conversion, Maker shall, within five (5) business days after such delivery, issue and deliver certificates (if any) representing the number of Conversion Units into which the Note converts in accordance with the agreed conversion terms and bearing such legends as are required by Maker’s limited liability company agreement. Maker shall take all action to designate and authorize a sufficient number of its Class C Units be issued upon conversion to the Conversion Units following a conversion pursuant to this Section 5.

(c) Effect of Conversion. Upon conversion of this Note in full, Maker shall be forever released from all its obligations and liabilities under this Note and the Note shall be deemed to be cancelled as of such time and any collateral of Maker pledged hereunder shall be released.

6. Sale Event. In the event that Maker takes any action to approve or enter into any transaction constituting a Sale of the Company, Maker shall provide Holder with at least fifteen (15) days’ prior written notice of the anticipated closing date of such transaction. A “Sale of the Company” means (a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, or all or substantially all of Maker’s assets or (b) a transaction or series of related transactions in which a person or entity, or a group of related persons or entities, acquires from the equityholders of Maker securities representing more than fifty percent (50%) of the outstanding voting power of Maker. For the avoidance of doubt, a transaction will not constitute a “Sale of the Company” if its sole purpose is to change the state of Maker’s formation or to create a holding company that will be owned in substantially the same proportions by the persons who held Maker’s securities immediately prior to such transaction. Upon its receipt of notice of a Sale of the Company, Holder in its sole and absolute discretion, shall have the option immediately prior to the consummation of such Sale of the Company event to either have the Principal Balance plus any accrued and unpaid interest (i) repaid in cash in full (the “Note Payoff Amount”), or (ii) converted into Conversion Units in accordance with Section 5. Upon any Sale of the Company event, such Note Payoff Amount will be senior to and paid prior to any payment to any equity holders of Maker in respect of their equity securities in Maker.

7. Security. As collateral security for the payment and performance in full of all obligations of Maker to Holder pursuant to this Note, including, without limitation, all principal, all interest accruing thereon, all fees, all costs of collection, attorneys’ fees and expenses of or advances by Holder which Holder pays or incurs in discharge of obligations of Maker, and whether such amounts are now, or later become, due and owing (collectively, the “Obligations”), Maker hereby grants to Holder a security interest in, and hereby assigns, transfers, pledges and sets over to Holder and agrees and acknowledges that Holder, without further action on its part, has and shall continue to have a continuing first priority security interest in all assets of Maker, wherever located and whether now owned or hereafter acquired, and all proceeds, products, replacements, additions, substitutions and accessions of and to all of such assets, which together collectively constitute and are hereinafter designated as the “Collateral,” and which Collateral includes, without limitation, the following:

(a) all of Maker’s Equipment, Goods, Fixtures, Inventory and other items of personal property of whatever type or description wherever located and whether now owned or hereafter acquired;

(b) all of Maker’s Accounts and all other forms of customer obligations, now existing or hereafter acquired

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(c) all of Maker’s Documents, Instruments and Chattel Paper;

(d) all of Maker’s Letters of Credit and Letter-of-Credit Rights;

(e) all of Maker’s Investment Property;

(f) all of Maker’s patents, trademarks (other than United States intent-to-use trademark applications to the extent that the grant of this security interest would impair the registrability of such application), copyrights, trade secrets and other intellectual property of any kind whatsoever;

(g) all of Maker’s Commercial Tort Claims;

(h) all of Maker’s General Intangibles;

(i) all of Maker’s Money and all Deposit Accounts;

(j) all Supporting Obligations;

(k) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to and at any time evidencing or relating to any of the foregoing; and

(l) all proceeds, products, replacements, additional, substitutions and accessions of and to all of the foregoing.

Capitalized terms used in this Section 7 that are defined in the Uniform Commercial Code as in effect from time to time to time in the State of Delaware (the “UCC”) shall have the meanings assigned to them in the UCC .

8. Covenants. Maker hereby covenants and agrees, from the date of this Agreement until the Obligations are paid and satisfied in full, as follows:

(a) Transfer of Collateral. Maker will not sell or offer to sell or otherwise transfer, encumber or impair the value of the Collateral or any interest therein other than in the ordinary course of business without the prior written consent of Holder;

(b) Perfection. At any time and from time to time, upon the request of Holder, Maker will give, execute, file and/or record any notice, financing statement, continuation statement, instrument, document, agreement or assignment that Holder may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or which Holder may consider necessary or desirable to exercise or enforce its rights hereunder with respect to such security interest. Maker hereby appoints any officer of Holder designated by Holder as Maker’s attorney-in-fact to do any and every act after an Event of Default has occurred and is continuing which Maker is obligated by this Agreement to do, including, without limitation, to exercise all rights of Maker in the Collateral, and to execute any and all papers and instruments and to do all other things necessary to preserve and protect the Collateral and to protect Holder’s interest in the Collateral. Such power of attorney is coupled with an interest and is irrevocable and shall survive the insolvency or bankruptcy of Maker. Notwithstanding the foregoing, Maker authorizes Holder, at any time, regardless of whether an Event of Default has occurred, to file, in jurisdictions where this authorization will be given effect, one or more financing statements, continuation statements or other documents describing the Collateral. Maker will cooperate with Holder in obtaining control as requested by Holder with respect to Collateral consisting of deposit accounts, investment property, and letter of credit rights or other Collateral with respect to which the security interest granted herein may or must be perfected by, or the priority of such interest is or may be impacted by, such control (other than payroll or employee withholding accounts).

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(c) Liens. Maker will not, without the prior written consent of Holder, borrow from anyone except Holder on the security of, or pledge or grant a security interest in, the Collateral to anyone except Holder or permit any lien or encumbrance to attach to the Collateral, and any levy to be made thereon or any financing statement (except Holder’s financing statement) to be on file with respect thereto, or to sell or offer to sell or otherwise transfer, encumber or impair the value of the Collateral or any interest therein.

(d) Taxes. Maker shall pay and discharge when due all such taxes, levies or other charges on the Collateral or on account of or in connection with this Note.

(e) Maintenance. Maker will at all times keep the Collateral insured against loss, damage, theft and other risks, in such amounts and with such companies and under such policies and in such form and for such periods as Holder may request in its reasonable discretion. Holder will be named as a loss payee under such insurance as its interest may appear. Maker shall maintain the Collateral in a reasonably careful manner so as not to unreasonably or unnecessarily expose the same to waste, damage, wear or depreciation and shall keep the same in good order and repair. All equipment, accessories and parts related to the use of the Collateral shall become part of said Collateral by accession.

(f) Place of Business. Maker will immediately notify Holder in writing of any change in the location of the place of business where records concerning the Collateral are kept.

(g) Inspections. Holder may enter onto Maker’s property and may examine and inspect the Collateral and Maker’s books, records, papers, certificates concerning the Collateral and journals at any time or times, wherever located, during normal business hours and in a manner that will not unreasonably interfere with normal business operations.

(h) Indebtedness. Maker will not create, assume or become liable for any indebtedness, contingent or otherwise, other than (a) indebtedness owed to Holder, (b) trade payables incurred in the ordinary course of business and (c) other indebtedness approved by Holder in writing.

(i) Fundamental Transactions. Maker will not enter into any merger, consolidation or amalgamation; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets; acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any entity; or form or acquire any subsidiaries; in each case without the prior written consent of Holder.

(j) Organizational Documents. Maker will not amend or otherwise modify any of its organizational documents, other than ministerial amendments or modifications that could not reasonably be expected to adversely affect Holder’s rights, or Maker’s duty or ability to perform any of its Obligations, under this Note.

9. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Maker fails to make any payment of principal or interest when due under the terms of this Note; provided that a failure to pay the Principal Balance and all accrued but unpaid interest at the Maturity Date shall only constitute an Event of Default if such failure continues unremedied for a period of ten (10) days following the Maturity Date after written notice from Holder;

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(b) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property of Maker, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts of Maker under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within ninety (90) days of such commencement; or

(c) Voluntary Bankruptcy or Insolvency Proceedings. Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing to its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(d) Breach of Covenant. Maker fails to comply with any covenant, condition or agreement made by Maker herein if such failure is not cured by Maker within thirty (30) days after notice from Holder.

(e) Security Interest Default. The security interest granted to Holder herein ceases to constitute a perfected security interest of first priority in the Collateral.

10. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 9(b) and 9(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Maker declare the outstanding Principal Balance, together with accrued interest, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 9(b) and 9(c), immediately and without notice, the outstanding Principal Balance, together with accrued interest, shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may avail itself of all rights and remedies granted a secured party under the UCC or other applicable law including, without limiting the generality of the foregoing, the right to sell, assign and deliver the Collateral, or any part thereof, at public or private sale, at such place as Holder may deem best. At such sale, Holder shall have the right to purchase the Collateral, or any part thereof. At any such sale, Holder may, in its discretion, restrict the prospective bidders or purchasers to persons who will represent and warrant that they are acquiring the Collateral, for their own account, for investment only and not with the view towards the resale or distribution thereof, and who will make such further representations and warranties as Holder may, in its discretion, deem necessary or desirable to assure Holder that such prospective bidders or purchasers are, with respect to the applicable federal and state securities laws and rules, suitable bidders or purchasers of such Collateral, which restrictions, as to prospective bidders and purchasers, the parties agree are commercially reasonable. The parties agree that written notice mailed to Maker ten (10) business days prior to the date of public sale of the Collateral, or ten (10) business days prior to the date after which private sale or any other disposition of the Collateral will be made, shall constitute reasonable notice (all such notices, demands or advertisements of any kind being hereby expressly waived), but notice given in any other manner or any other time, in each case as permitted by the UCC, shall be sufficient. Holder may proceed against such security as Holder has with respect to the Obligations, in such fashion and in such order as Holder may desire, and Holder shall not be deemed to have waived any of its security rights or other rights by virtue of the order or fashion in which it elects to realize on the various security interests which it has to secure said debt, or by virtue of bringing any action to realize on any of the various security interests. exercise any other right, power or remedy, either by suit in equity or by action at law, or both. All of the rights, powers and remedies of Holder shall be cumulative, and may be exercised independently, concurrently or successively in Holder’s sole discretion. No waiver by Holder of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy. Upon disposition by Holder of any Collateral, Maker shall be and remain liable for any deficiency; and Holder shall account to Maker for any surplus, but Holder shall have the right to apply all or any part of such surplus to (or to hold the same as a reserve against) all or any liabilities of Maker to Holder then due, and in such order of application as Holder may from time to time elect.

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11. Successors and Assigns. Subject to the restrictions on transfer described in Sections 13 and 14 below, the rights and obligations of Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

12. Waiver and Amendment. Any term, covenant, agreement or condition of this Note may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively) with the written consent of Maker, Holder, and any subsequent holder of this Note.

13. Transfer of this Note by Holder. Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of Maker, except that Holder may assign this Note and its rights hereunder to any affiliate of Holder; provided that Maker is given written notice at the time of such assignment stating the name and address of the assignee and such assignee agrees in writing to be bound by the terms of this Note and the Contribution Agreement. Subject to the foregoing, this Note may be transferred only upon compliance with the securities law restrictions set forth in this Note, the surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Maker and its counsel. Thereupon, a new note for the same Principal Balance and interest will be issued to, and registered in the name of, the assignee. Interest and Principal Balance amounts are payable only to the registered holder of this Note.

14. Assignment by Maker. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker without the prior written consent of Holder.

15. Payment. All payments of Principal Balance, interest and any other amounts (other than by conversion) shall be made in lawful money of the United States of America and in immediately available funds at such place as Holder may from time to time designate in writing to Maker. Payment shall be credited first to Holder expenses, second to accrued interest then due and payable, if any, and then the remainder applied to the Principal Balance. All payments by Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatsoever, unless the obligation to make such deduction or withholding is imposed by law. Maker shall pay and save Holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

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16. Usury; Default Interest. During any period in which an Event of Default has occurred and is continuing, Maker shall pay interest on the unpaid Principal Balance of this Note at a rate per annum equal to the rate otherwise applicable hereunder plus 6%. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of Principal Balance and applied against the Principal Balance of this Note.

17. Prevailing Party. In any action at law or in equity to enforce or construe any provisions or rights under this Note, the non-prevailing party to such litigation, as determined by a court pursuant to a final order, judgment or decree, shall pay to the prevailing party all costs, expenses and reasonable attorneys’ fees incurred by such prevailing party (including, without limitation, such costs, expenses and fees on any appeal), which costs, expenses and attorneys’ fees shall be included as part of any order, judgment or decree.

18. Loss of Note. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will (at Holder’s expense) make and deliver in lieu of such Note a new Note of like tenor.

19. Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or legal holiday in the State of Florida, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday, or legal holiday.

20. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law provisions.

21. Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

22. Time is of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Note.

23. Documentary Stamp Taxes. MAKER SHALL BE LIABLE FOR DOCUMENTARY STAMP TAXES AND ANY PENALTIES AND INTEREST ASSOCIATED WITH THAT TAX PAYABLE WITH RESPECT TO THIS NOTE, AND ANY SUBSEQUENT RENEWALS, MODIFICATIONS OR AMENDMENTS OF THIS NOTE.

24. Consent to Jurisdiction. MAKER AND HOLDER IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN HILLSBOROUGH COUNTY, FLORIDA AND EACH OF THE FEDERAL AND STATE COURTS HAVING APPEALS JURISDICTION WITH RESPECT THERETO FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS NOTE, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. MAKER AND THE HOLDER HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS NOTE, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN THE STATE AND FEDERAL COURTS LOCATED IN HILLSBOROUGH COUNTY, FLORIDA AND EACH OF THE FEDERAL AND STATE COURTS HAVING APPEALS JURISDICTION WITH RESPECT THERETO, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[Signature page follows]

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IN WITNESS WHEREOF, Maker has caused this Note to be issued as of the date first written above.

MEDOVEX, LLC,
a Delaware limited liability company

By:
Name:
Title:

Secured Convertible Promissory Note Payable to Medovex Corp.